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                                                                    EXHIBIT 23.1






                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion or incorporation by reference in this Amendment
No. 2 to Registration Statement on Form S-3 (Registration No. 333-06905) of our reports, dated February 16, 1996, except for the second paragraph of Note 8, as to which the date is March 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Oregon Metallurgical Corporation. We also consent to the reference to our firm under the caption "Experts."






                                  Coopers & Lybrand L.L.P.







Eugene, Oregon
August 2, 1996